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                                                                     EXHIBIT 3.5

                            CERTIFICATE OF FORMATION

                                       OF

                       RENAISSANCE MEDIA (TENNESSEE) LLC


     This Certificate of Formation of Renaissance Media (Tennessee) LLC (the "Company"), dated January 6, 1998, is being duly executed and filed by Renaissance Media Holdings LLC, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C.
                                                                      -------
(S)18-101, et seq.).
           ------

     FIRST. The name of the limited liability company formed hereby is Renaissance Media (Tennessee) LLC.

     SECOND. The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805.

     THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware is Corporation Service Company, 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                                       RENAISSANCE MEDIA HOLDINGS LLC


                                       By: /s/ Mark W. Halpin
                                          -----------------------------------
                                       Name:  Mark W. Halpin
                                       Title: Executive Vice President and
                                              Chief Financial Officer